Exhibit 99.3

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES ENTRY INTO COMPREHENSIVE RESTRUCTURING SUPPORT AGREEMENT

December 20, 2017 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW), or SAE, today announced that it has entered into a restructuring support agreement (the “Restructuring Support Agreement”) with holders (the “Supporting Holders”) that beneficially own in excess of 85% in principal amount of SAE’s 10.000% Second Lien Notes due 2019 (the “Existing Notes”). Pursuant to the Restructuring Support Agreement, the Supporting Holders have agreed to exchange their Existing Notes for a combination of common stock, convertible preferred stock and warrants, subject to the terms and conditions of the Restructuring Support Agreement. SAE will continue the operation of its business in the ordinary course and honor all obligations to its trade vendors in accordance with their terms. SAE also expects to continue to have access to all necessary funds under its revolver, subject to the consent of its lender, and to maintain obligations under its term loan on an agreed basis with its lenders. In connection with the restructuring, SAE has also reached an agreement in principle to increase the face amount of its revolver to $20 million. SAE’s common stock will remain outstanding, subject to dilution as a result of the securities to be issued in the exchange offer.

Jeff Hastings, Chairman and CEO of SAE, commented, “We have spent the last year and a half working collaboratively with our stakeholders to de-lever our balance sheet and provide additional liquidity during a very difficult market. Given the prolonged nature of the industry downturn and to more comprehensively realign our entire capital structure, we engaged our bond holders to discuss a longer-term solution. The agreement to restructure the Existing Notes will enhance our immediate liquidity by eliminating costly interest payments, provide meaningful financial flexibility, and make us more competitive in the current business environment. Most importantly, we believe this exchange is necessary to position us for long-term growth and sustainable success. As part of the restructuring, our senior management team has agreed to amend certain components of its compensation to reduce cash expenses and more fully align management with the Company’s future success. We are grateful for the continued support and confidence of all our stakeholders, especially that of our bond holders, customers, vendors, and loyal and highly-skilled employees, all of whom have gone to great lengths to find solutions to solidify SAE’s future.”

The Restructuring Support Agreement contemplates that SAE will commence an exchange offer to exchange the Existing Notes and, to the extent held by eligible holders of record, the remaining 10.000% Senior Secured Notes due 2019 (the “Stub Notes”, and together with the Existing Notes, the “Notes”) for a combination of common stock, convertible preferred stock and warrants. In connection with the exchange offer, the Company will also commence a consent solicitation to make certain proposed amendments to the terms of the indentures governing the Notes to (i) eliminate substantially all of the restrictive covenants in the indentures governing the Notes, (ii) delete certain events of default and (iii) release all of the collateral

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securing the obligations of the Company and the guarantors under the Notes. There are various closing conditions contemplated under the Restructuring Support Agreement including, among other things, the negotiation of definitive documentation and a minimum tender condition of 95% in principal amount of the Existing Notes in the exchange offer and consent solicitation (the “Minimum Threshold”). Pursuant to the Restructuring Support Agreement, the Supporting Holders have agreed to tender all of their Existing Notes and to deliver corresponding consents.

Assuming implementation of the restructuring transaction, SAE expects that it will have eliminated approximately $87 million in principal amount of outstanding debt and reduced its annual interest payment burden by approximately $8.7 million. The foregoing description of the Restructuring Support Agreement is qualified by reference to the full text of such agreement, a copy of which is included as Exhibit 10.1 to the Current Report on Form 8-K filed today.

Although SAE intends to pursue the restructuring transaction in accordance with the terms set forth in the Restructuring Support Agreement, there can be no assurance that SAE will be successful in completing a restructuring or any other similar transaction on the terms set forth in the Restructuring Support Agreement, on different terms or at all.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The shares of common stock, preferred stock and warrants to be offered in the exchange offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Backlog Update

As of December 15, 2017, SAE’s backlog was approximately $49.7 million. Bids outstanding on the same date, including certain potential direct award negotiations, totaled approximately $469.1 million, which is an increase of 321% since September 30, 2017. Approximately 52% and 48% of the backlog represents land-based projects in North America and South America, respectively. SAE currently expects all of the projects in its backlog on November 30, 2017, except for approximately $1.0 million of work during the last month of 2017, to be completed during the first half of 2018. Approximately 83% of the bids outstanding on December 15, 2017 are for projects expected to be performed during 2018, should SAE be successful in securing these bids, with the balance likely to occur in 2019.

The estimations of realization from the backlog and the estimations of timing for bids outstanding can be impacted by a number of factors, however, including deteriorating industry conditions, customer delays or cancellations, permitting or project delays and environmental conditions.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D,

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time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil and New Zealand. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com

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